                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Novell, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        Novell, Inc.       Ph 801 861-7000
                        122 East 1700 South
                        Provo, UT 84606    http://www.novell.com

                        February 24, 2000

[LOGO OF NOVELL]

                        Dear Shareholder:

                        It is my pleasure to invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 11, 2000, at 2 p.m. at our Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606.

                        At the meeting we will elect nine directors, approve the Novell, Inc. 2000 Stock Plan, ratify the appointment of our auditors, review our performance during fiscal 1999, and answer your questions.

                        The vote of every shareholder is important. Please vote your proxy by the Internet, telephone or mail your proxy card. Your cooperation will be greatly appreciated.

                        On behalf of Novell's Board of Directors and management team, I look forward to greeting you and our other valued shareholders that are able to attend.

                        Sincerely,
                        SIGNATURE OF ERIC E. SCHMIDT
                        /s/ ERIC E. SCHMIDT

                        Eric E. Schmidt
                        Chairman of the Board and
                        Chief Executive Officer
                        Novell, Inc.

NOVELL, INC.

Notice of the 2000 Annual Meeting of Shareholders

The 2000 Annual Meeting of Shareholders of Novell Inc. will be held on Tuesday, April 11, 2000 at 2:00 p.m. at our Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606, for the following purposes:

1. To elect nine directors;

2. To approve the Novell, Inc. 2000 Stock Plan;

3. To ratify the selection of Ernst & Young LLP as independent auditors for Novell, Inc. for fiscal 2000; and

to transact such other business as may properly come before the meeting.

Shareholders owning Company shares at the close of business on February 14, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606, for at least ten days prior to the meeting.

By Order of the Board of Directors,

/s/ DAVID R. BRADFORD
SIGNATURE OF DAVID R. BRADFORD
David R. Bradford
Senior Vice President, General Counsel and
 Corporate Secretary

February 24, 2000

                                Proxy Statement
                               Table of Contents

                                                                          Page
                                                                         Number
                                                                         ------
 Questions and Answers..................................................    2
 Share Ownership by Principal Shareholders and Management...............    5
 Proposal One to be Voted On--ELECTION OF DIRECTORS.....................    6
  Biographies of the Board of Directors.................................    6
  Meetings and Committees of the Board of Directors.....................    8
  Vote Required and Board Recommendation................................    8
 Proposal Two to be Voted On--APPROVAL OF THE NOVELL, INC. 2000 STOCK
  PLAN..................................................................    9
  Adoption of the 2000 Stock Plan.......................................    9
  Summary of the 2000 Plan..............................................    9
  New Plan Benefits.....................................................   12
  Federal Income Tax Consequences.......................................   12
  Vote Required and Board Recommendation................................   13
 Proposal Three to be Voted On--RATIFICATION OF ACCOUNTANTS.............   13
 Executive Compensation.................................................   14
  Summary Compensation Table............................................   14
  Director Compensation.................................................   15
  Stock Option Grants in Fiscal Year 1999...............................   17
  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
   Option Values........................................................   18
  Employment Contract, Termination of Employment and Change-in-Control
   Arrangements.........................................................   18
 Report of the Compensation Committee of the Board of Directors on
  Executive Compensation................................................   20
 Performance Graph......................................................   22
 Certain Transactions...................................................   24
 Section 16(a) Beneficial Ownership Reporting Compliance................   24
 Deadline for Future Proposals of Shareholders..........................   24
 Additional Information.................................................   25
 Other Matters..........................................................   25
 Map to Location of Shareholders' Meeting (ON THE BACK COVER)

               SHAREHOLDERS OWNING NOVELL, INC. SHARES OF RECORD
                 AT THE CLOSE OF BUSINESS ON FEBRUARY 14, 2000
                            ARE ENTITLED TO ATTEND
                            AND VOTE AT THE MEETING

  The Board of Directors of Novell, Inc. is soliciting proxies for the 2000 Annual Meeting of Shareholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

  The Board of Directors of Novell, Inc. set February 14, 2000 as the record date for the meeting. Shareholders who owned the Company's Common Stock of record at the close of business on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 328,896,689 shares of the Company's Common Stock outstanding on the record date. On the record date, the closing price of the Company's Common Stock on the Nasdaq National Stock Market was $38.875 per share.

  This Proxy Statement is being mailed on or about February 24, 2000 to shareholders entitled to vote at the meeting.

  In this Proxy Statement:

  .  "We" and "Company" mean Novell, Inc.

  . Holding shares in "street name" means your Company shares are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

  .  "SEC" means the Securities and Exchange Commission.

  . "Beneficial ownership" of stock is defined under various SEC rules in different ways for different purposes, but generally means that, although you (or the person or entity in question) don't hold the shares of record in your name, you do have investment or voting control (and/or an economic or "pecuniary" interest) in the shares through an agreement, relationship or the like.

                             QUESTIONS AND ANSWERS

Q: When and where is the shareholder meeting?

A: Novell's Annual Meeting of Shareholders is being held on Tuesday, April 11,
   2000 at 2:00 p.m. at the Company's Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606.

Q: Do I need a ticket to attend the shareholder meeting?

A: No, you will not need a ticket to attend the meeting.

Q: Why am I receiving this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you owned shares of common stock in Novell, Inc. on the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision. The proxy card is used for voting.

Q: What is the effect of signing and returning my proxy card?

A: When you sign and return the proxy card, you appoint Eric E. Schmidt and Dennis R. Raney as your representatives at the meeting. Dr. Schmidt and Mr. Raney will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote via the Internet or telephone in advance of the meeting, just in case your plans change. You can always vote in person at the meeting, even if you have already sent in your proxy card.

   If an issue comes up for a vote at the meeting that is not described in this proxy statement, Dr. Schmidt and Mr. Raney will vote your shares, under your proxy, in their discretion.

   If you do not indicate on the proxy card how you want your votes cast, the proxies (as your representatives) will vote your shares FOR all of management's nominees for director, FOR approval of the Novell, Inc. 2000 Stock Plan, and FOR ratification of the appointment of auditors.

Q: What am I voting on?

A: You are being asked to vote on:

   . the election of nine nominees to serve on the Novell Board of Directors;

   . the approval of the Novell, Inc. 2000 Stock Plan; and

   . the ratification of the appointment of our independent auditors for fiscal year 2000.

Q: How do I vote?

A: There are four ways you may vote. (Please see detailed instructions on your proxy card.)

   . Place your vote via the Internet.

   Please follow the instructions that came with your Proxy Statement. If you vote on the Internet, you do not need to mail in your proxy card.

OR

   . Place your vote by telephone.

   Please follow the instructions that came with your Proxy Statement. If you vote by telephone, you do not need to mail in your proxy card. Shareholders with rotary service will not be able to vote by telephone.

OR

   . Mail in your completed, signed and dated proxy card.

   If you return a signed card but do not provide voting instructions, your shares will be voted: FOR the nine named nominees, FOR approval of the Novell, Inc. 2000 Stock Plan and FOR ratification of the auditors.

OR

   . Vote in person by attending our Annual Meeting.

   We will pass out written ballots to any shareholder who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stock broker in order to vote at the meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent and/or with stock brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q: What if I change my mind after I return my proxy card?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to the Corporate Secretary.

   You may also do this by:

   . Signing another proxy card with a later date,

   . Voting in person at the meeting, or

   . Voting via the Internet or by telephone on a date after the date on your proxy card (your latest proxy is counted.)

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors) or leave your shares un-voted. Your brokerage firm may not vote on "non-routine matters." The Company believes that all matters presented for consideration in this Proxy Statement are routine.

Q: How many shares can vote at the meeting?

A: As of the record date, 328,896,689 shares of Common Stock were outstanding.
   Each outstanding share of Common Stock entitles the holder to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of 328,896,689 votes that may be cast at the meeting.

Q: What is a "quorum"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum present for the meeting to be held. All completed and signed proxy cards, Internet votes, telephone votes, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward the quorum.

Q: How are abstentions counted?

A: Abstentions are counted for the purposes of determining both (1) the presence or absence of a quorum and (2) the total number of votes cast with respect to a proposal. Abstentions thus have the same effect as a vote "Against" on the proposals that are being presented at this meeting.

Q: What is a "broker non-vote?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Thus, if the proposals to be acted upon at the meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" routine matters, but expressly states that the broker is NOT voting on the non-routine matters. The vote with respect to the non-routine matter in this case is referred to as a "broker non-vote."

Q: How are broker non-votes counted?

A: Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast. A broker non-vote will not affect the outcome on any proposal in the Proxy Statement.

Q: What is the required vote for a proposal to pass?

A: For the proposals in this Proxy Statement, the required vote is the affirmative (i.e. "FOR") vote of a majority of the votes cast. The votes cast on a particular proposal includes votes FOR, AGAINST, WITHHELD, and ABSTAINED, but does not include broker non-votes.

Q: Who is soliciting my vote?

A: This proxy solicitation is being made and paid for by Novell, Inc. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, or fax, in person or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We have also retained the services of Corporate Investor Communications, Inc. (CIC) to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. CIC will also solicit voted proxies from shareholders for the Annual Meeting. We will pay approximately $6,000, plus out-of-pocket expenses, for these services.

                              SHARE OWNERSHIP BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  This table shows how much Company Common Stock is beneficially owned by directors and certain executive officers, as of January 31, 2000. The Company is not aware of any person that benefically owns more than 5% of the outstanding shares.

                AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

                             Number of                          Total Shares Percent of
                            Outstanding    Right to  Restricted Beneficially Outstanding
          Name            Shares Owned(1) Acquire(2)  Stock(3)     Owned       Shares
          ----            --------------- ---------- ---------- ------------ -----------
Eric E. Schmidt.........      421,240     1,775,000   405,000    2,601,240         *
John A. Young...........       10,000       150,750        --      160,750         *
Elaine R. Bond..........        5,000       132,000        --      137,000         *
Hans-Werner Hector......       99,500         7,500        --      107,000         *
Reed E. Hundt...........        9,500        22,500        --       32,000         *
William N. Joy..........       20,000        22,500        --       42,250         *
Jack L. Messman.........      240,000       100,000        --      340,000         *
Richard L. Nolan........       10,000        12,500        --       22,500         *
Larry W. Sonsini(4).....       14,321       100,000        --      114,321         *
Dennis R. Raney.........        4,520       193,750        --      198,270         *
Ronald E. Heinz, Jr.....        5,993       135,390        --      141,383         *
Stewart G. Nelson.......           --       354,062        --      354,062         *
Richard A. Nortz........       16,476       241,250        --      257,726         *
John F. Slitz, Jr.(5)...           --            --        --           --         *
Christopher M. Stone(5).           --            --        --           --         *
All current directors
 and executive officers
 as a group (13
 persons)...............      856,550     3,247,202   405,000    4,508,752      1.36

--------
*less than one percent

(1) Includes shares for which the named person:

   . has sole voting and investment power, or

   . has shared voting and investment power with his or her spouse, unless otherwise indicated in the footnotes.

  Excludes shares that:

   . may be acquired through stock option exercises, or

   . are restricted stock holdings.

(2) Shares that can be acquired through stock option exercises through March 31, 2000. These shares cannot be voted unless the option is actually exercised.

(3) These shares can be voted, but are subject to a vesting schedule, forfeiture risk and other restrictions.

(4) Includes 7,721 shares held by WS Investments of which Mr. Sonsini is a general partner. Mr. Sonsini disclaims beneficial ownership of all such shares except with respect to those shares in which he has a pecuniary interest.

(5) Former executive officer.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

  A Board of nine directors is to be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next annual meeting of shareholders, and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the election, the Board of Directors may recommend another person and Dr. Schmidt and Mr. Raney, as your representative, will vote for such person.

                     Biographies of the Board of Directors

Eric E. Schmidt
Director since 1997

  Dr. Schmidt, age 44, has been Chairman of the Board and Chief Executive Officer of the Company since April 7, 1997. From 1983 until March 1997, Dr. Schmidt held various positions at Sun Microsystems, Inc., a supplier of network computing solutions. These positions included Chief Technology Officer from February 1994 to March 1997 and President of Sun Technology Enterprises from February 1991 until February 1994. Dr. Schmidt is also a director of Siebel Systems, Inc.

John A. Young
Director since 1995

  Mr. Young, age 67, has been Vice Chairman of the Board of the Company since April 1997. Mr. Young was acting Chairman of the Novell Board of Directors from August 1996 until April 1997. Mr. Young retired in 1992 from his position as Chief Executive Officer of Hewlett-Packard Company, an international computation and measurement company, a position he held for fifteen years. He has had a long association with competitiveness issues, having chaired President Reagan's Commission on Industrial Competitiveness and founded the Council on Competitiveness in 1986. Mr. Young is also a director of Affymetrix, Chevron Corp., Lucent Technology, SmithKline Beecham plc and Wells Fargo & Co., and is a member of The Business Council.

Elaine R. Bond
Director since 1993

  Ms. Bond, age 64, retired in December 1994 as a Chase Fellow and Senior Consultant for Chase Manhattan Bank, a New York based Money Center Bank, a position held since December 1991. Ms. Bond also served as Senior Vice President of Systems from 1982 to 1991.

Hans-Werner Hector
Director since 1995

  Mr. Hector, age 60, is a co-founder of SAP AG, Germany, an international provider of general purpose software. Mr. Hector was a member of the Advisory Board of SAP AG from June 1995 until December 1996. Mr. Hector also served as Chief Executive Officer, President and Vice Chairman for SAP America, Inc., a wholly owned subsidiary of SAP AG, from February 1992 to January 1995. Mr. Hector was also a Member of the Board of Directors of SAP AG from 1972 to June 1995. Mr. Hector is also a director of CAMELOT IS2 International.

Reed E. Hundt
Director since 1998

  Mr. Hundt, age 51, has served as senior advisor to McKinsey & Co., a consulting company, since November 1998. Mr. Hundt has also been a principal at Charles Ross Partners, LLC, a firm providing consulting and investment advise on telecommunications, since November 1997. From November 1993 to November 1997, Mr. Hundt was chairman of the Federal Communications Commission. Mr. Hundt is also a director of Allegiance Telcom, Inc., NorthPoint Communications, Inc. and Phone.com, Inc.

William N. Joy
Director since 1998

  Mr. Joy, age 45, is a cofounder of Sun Microsystems, Inc., a supplier of network computing solutions. From 1982, Mr. Joy has held various positions at Sun Microsystems, including Chief Scientist from December 1998 to the present and Vice President Research from 1982 to December 1998. Mr. Joy is also a director of Sun Microsystems, Inc.

Jack L. Messman
Director since 1985

  Mr. Messman, age 59, is Chief Executive Office and Chairman of the Board of Cambridge Technology Partners, Inc., a management consulting and e-business systems integration company, since August 1999. Mr. Messman served as Chairman of the Board and Chief Executive Officer of Union Pacific Resources Group, Inc., an oil and gas company, from October 1996 until August 1999. Mr. Messman previously served as President and Chief Executive Officer of Union Pacific Resources Group, Inc. from October 1995 to October 1996. From March 1991 to October 1995, Mr. Messman served as President and Chief Executive Officer of Union Pacific Resources Company. Mr. Messman is also a director of Cambridge Technology Partners, Inc., Tandy Corporation, Safeguard Scientific, Inc. and U.S. Data, Inc.

Richard L. Nolan
Director since 1998

  Mr. Nolan, age 59, has served as William Barclay Harding Professor of Management of Technology, Harvard Business School, an institution of higher education, since September 1991. Mr. Nolan served as Chairman and Chief Executive Office of Nolan, Norton and Company, an information technology management consulting company, from 1977 until 1987 when the company was acquired by KPMG. Mr. Nolan then served as Chairman of Nolan, Norton and Company and Partner of KPMG from 1987 to 1991. Mr. Nolan is also a director of Great Atlantic and Tea Company, Zefer Corp. and Surebridge, Inc.

Larry W. Sonsini
Director since 1988

  Mr. Sonsini, age 59, has been a Member and Chairman of the Executive Committee of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm, for more than the last five years. Mr. Sonsini is also a director of Brocade, Inc., Echelon Corporation, Lattice Semiconductor Corporation, Pixar, Inc. and Tibco Software.

Meetings and Committees of the Board of Directors

  The Board of Directors held six meetings during the last fiscal year ended October 31, 1999. During the last fiscal year, all current directors attended at least 75 percent of the meetings of the Board and applicable committee meetings except Director Sonsini who only attended 67 percent of the meetings. The Corporate Governance Committee generally performs the functions of a nominating committee; however, during the last fiscal year, the full Board of Directors performed such functions.

                                                                     Number of
  Name of Committee                                                 Meetings in
     and Members               Functions of the Committee           Fiscal 1999
  -----------------            --------------------------           -----------
 AUDIT                Recommends selection of independent
                      auditors to the Board                               5
 Elaine R. Bond
 Hans-Werner Hector   Reviews internal accounting controls
 Jack L. Messman(1)
                      Confers with independent auditors and
                      internal accounting personnel regarding
                      scope of auditors' examinations
 COMPENSATION         Reviews performance of CEO and other
                      executive officers                                  5
 Reed E. Hundt
 William N. Joy       Determines total compensation package for
                      CEO and other
 Richard L. Nolan     executive officers
 John A. Young(1)
                      Administrator of the Company's Variable Pay
                      Plans
                      Administrator of the Company's employee
                      stock plans
 CORPORATE GOVERNANCE Identifies nominees and establishes                 0(2)
                      qualifications for Board
 Reed E. Hundt(1)     membership
 Jack L. Messman
 Richard L. Nolan     Receives and reviews shareholder
                      suggestions for
 John A. Young        nominees for Board membership(3)
                      Reviews procedures for CEO succession and
                      director retirement
                      Establishes general guidelines for the
                      operation of the Board

--------
(1) Chairperson

(2) Full Board of Directors served the function of a corporate governance/nominating committee in fiscal 1999.

(3) Any suggestion for a nominee should be submitted to the Secretary of the Company at the Company's principal executive offices. Such potential nominees will be reviewed by the Corporate Governance Committee in accordance with its established procedures.

Vote Required and Board Recommendation

  The nine nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Shareholders do not have the right to cumulate their votes in the election of directors.

  The Board of Directors recommends that shareholders vote FOR the slate of nominees set forth above.

                                 PROPOSAL TWO

                 APPROVAL OF THE NOVELL, INC. 2000 STOCK PLAN

  Novell grants stock options world wide to all employees at their time of hire, for promotions to certain levels of management and has an annual grant to reward excellent performance. The Company has also granted options to directors and some consultants. Over 98 percent of all options granted under the current plan are nonqualfied stock options, granted at fair market value at time of grant. The current plan, the Novell, Inc. 1991 Stock Plan, approved by shareholders, will expire in October 2001, at which time no additional options will be allowed to be granted under the plan. The Company is presenting this new Novell, Inc. 2000 Stock Plan for your approval so they can continue to offer stock options to all employees worldwide, directors and consultants.

Adoption of the 2000 Stock Plan

  On November 15, 1999, the Board of Directors adopted the Novell, Inc. 2000 Stock Plan (the "Plan") and reserved 16,000,000 shares of common stock for issuance thereunder subject to shareholder approval. As of January 31, 2000, no options or rights to purchase stock had been granted pursuant to the Plan. At the annual meeting, the shareholders are being asked to approve the Plan and the reserve of shares under the Plan.

Summary of the 2000 Plan

  General. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options, stock purchase rights and common stock equivalents collectively referred to as "awards" may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

  Share Reserve. A total of 16,000,000 shares of common stock are authorized for issuance under the Plan, subject to certain adjustments. Options that are cancelled or forfeited will be added back to the Plan and will be available for future issuance under the Plan. In addition, shares issued that are later forfeited to the company under the terms and conditions of an awards will also be available for reissuance. Subject to certain adjustments, no more than 10,000,000 shares of common stock may be issued upon the exercise of incentive stock options.

  Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator").

  Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. Common stock equivalents may only be granted to non-employee directors. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each grant. Non-employee directors may elect to have a portion of his or her annual retainer fee applied to the award of common stock equivalents. As of January 31, 2000, approximately 5,300 employees, 8 directors and one consultant were eligible to receive options and stock purchase rights and 8 directors were eligible to receive common stock equivalents, under the Plan.

  Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 1,500,000 shares of common stock.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

  . Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid, if no sales were reported) on the last market trading day prior to the date the option is granted.

  . Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exerciseable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination of these forms of consideration.

  . Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

  . Termination of Employment. If an optionee's employment, directorship or consulting relationship terminates for any reason (other than death, disability or retirement), then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her stock option agreement or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

  . Disability. If an optionee's employment, directorship or consulting relationship terminates as a result of the optionee's disability, then the optionee's options will generally be exercisable for a period of twelve months following such termination, however, no later than the option"s expiration date.

  . Death. In the event of an optionee's termination of employment, directorship or consulting relationship by reason of the optionee's death, the optionee's options granted under the Plan will automatically accelerate and become immediately vested and exercisable with respect to the number of shares that would have become vested and exercisable over the next twelve months as though the optionee had continued in the service of the Company. The options may be exercised by the optionee's estate or person who acquires the right to exercise the options by bequest or the laws of inheritance generally for a period of 12 months following the optionee's death, however, no later than the expiration date of such options

  . Retirement. In the event of an optionee's termination of employment, directorship or consulting relationship by reason of the optionee's retirement, the optionee's options granted under the Plan will automatically accelerate and become immediately vested and exercisable with respect to the number of shares that would have become vested and exercisable over the next twelve months as though the optionee had continued in the service of the Company. The options may be exercised by the optionee generally for a period of 24 months following the optionee's retirement, however, no later than the expiration date of such options. For purpose of the Plan, "retirement" generally means a service provider who terminates employment with the Company at an age of 65 or older.

  .   Transferability of Awards: Unless determined otherwise by the administrator, awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee"s lifetime only by the optionee.

  . Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

  Stock Purchase Rights (SPRs). In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including disability, death or retirement). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

  Common Stock Equivalents. The Plan allows nonemployee directors to elect by March 1st of each year to have up to 100 percent of their annual retainer fee for the following year converted into an award of common stock equivalents. A common stock equivalent provides the director an unfunded, unsecured right to receive shares of common stock in the future. Common stock equivalents will be awarded after the director's election on the date of the annual stockholders meeting at which the director is elected. The number of shares subject to the award will be based on the fair market value of the common stock on the date of the annual meeting. Subject to stockholder approval of this Proposal, nonemployee directors may elect no later than April 10, 2000 to have up to 100 percent of the unearned portion of their retainer fee for the year applied to the award of common stock equivalents.

  Common stock equivalents will be credited to a bookkeeping account in the name of the director. Although the director will not have stockholder or voting rights with respect to the common stock equivalents in his or her account, the director's account will be credited in the event the Company pays a cash dividend on shares of Common Stock while the common stock equivalents are outstanding. In addition, the Company will pay the director on the dividend payment date an amount of cash equal to any fractional common stock equivalents.

  Common stock equivalents will be converted into shares of common stock generally upon the earlier of the termination of the individual's service as a director or on a date specified by the director at the time he or she makes the election to receive the award of common stock equivalents

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan. The appropriate adjustments will also be made to the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right. In addition the appropriate adjustments will also be made to any current outstanding common stock equivalents in all director's accounts.

  In the event of a liquidation or dissolution of the Company, outstanding awards under the Plan may terminate to the extent they have not been previously exercised or converted. The Administrator may, however, provide that outstanding options may become fully exercisable, even for shares that would not otherwise be exercisable. Any Company repurchase option applicable to shares purchased upon exercise of an option or stock purchase right will terminate and that common stock equivalents credited to a director's account be converted into shares of common stock.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding award will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute substantially equivalent awards the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable and common stock equivalents will automatically convert to shares of common stock.

  Amendment and Termination of the Plan. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, certain amendments may require shareholder approval. No such action by the Board or shareholders may alter or impair any option, stock purchase right or common stock equivalent previously awarded under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its adoption by the Board of the Company, whichever is earlier.

New Plan Benefits

  As of January 31, 2000, no awards have been granted under the Plan. Future awards are not determinable.

Federal Income Tax Consequences

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months are currently taxed at a maximum federal rate of 20 percent. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition. The ordinary income is equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months are currently taxed at a maximum federal rate of 20 percent. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to
Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

  Common Stock Equivalents. A director who is awarded common stock equivalents in accordance with the terms of the Plan will generally not recognize any taxable income at the time he or she is granted the award. When the Company distributes the shares to the director, the director will recognize taxable income in an amount equal to then fair market value of the shares. The Company will receive a corresponding tax deduction.

  The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and directors who receive common stock equivalents and the Company with respect to the grant and exercise of options, stock purchase rights and common stock equivalents under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's, director's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee, director or consultant may reside.

Vote Required and Board Recommendation

  At the Annual Meeting, the shareholders are being asked to approve the adoption of the Novell, Inc. 2000 Stock Plan. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the Plan at the Annual Meeting will be required to approve the adoption of the 2000 Stock Plan.

  The Board of Directors recommends that shareholders vote "FOR" the approval of the Company's 2000 Stock Plan.

                                PROPOSAL THREE

                          RATIFICATION OF ACCOUNTANTS

  The Audit Committee, composed entirely of non-employee directors, recommended to the Board of Directors that Ernst & Young LLP ("Ernst & Young") be appointed as independent auditors. As our independent auditors, Ernst & Young would audit our consolidated financial statements for fiscal 2000 and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Ernst & Young also performs certain non-audit services for the Company.

  The Board approved the selection of Ernst & Young as independent auditors for fiscal 2000 and is asking the shareholders for ratification of their selection. The affirmative vote of a majority of the votes cast is required for ratification. If the shareholders do not approve the selection of Ernst & Young, the Audit Committee and the Board will reconsider the appointment.

  Ernst & Young or its predecessors have audited the consolidated financial statements of the Company since 1987.

  Ernst & Young will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

  The Board of Directors recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The table below shows, for the last three fiscal years, compensation paid to the Company's Chief Executive Officer and the four most highly compensated executive officers during fiscal 1999 (based on salary and bonus) serving at fiscal year end. The table also lists two former executive officers who would have been included had they still been executive officers of the Company at fiscal 1999 year end. We refer to all of these officers and the former officers as the "Named Officers."

                                                              Long-Term Compensation
                                Annual Compensation(1)                Awards
                          ----------------------------------- -----------------------
                                                    Other                  Securities
                                                    Annual     Restricted  Underlying  All Other
   Name and Principal           Salary   Bonus   Compensation Stock Awards  Options   Compensation
        Position          Year   ($)     ($)(2)     ($)(3)       ($)(4)      (#)(5)      ($)(6)
   ------------------     ---- -------- -------- ------------ ------------ ---------- ------------
Eric E. Schmidt (7).....  1999 $602,308 $600,540      --               --    500,000    $ 26,226
 Chairman of the Board
  and                     1998 $602,308 $619,420      --               --         --    $ 10,425
 Chief Executive Officer  1997 $354,347 $374,794      --       $7,697,250  2,750,000    $  6,400
Dennis R. Raney (8).....  1999 $401,539 $257,819      --               --    250,000    $  5,190
 Senior Vice President    1998 $150,431 $170,500      --               --    300,000    $  2,984
 Chief Financial Officer
Ronald E. Heinz, Jr.
 (9)....................  1999 $376,443 $215,319      --               --    300,000    $ 16,944
 Senior Vice President    1998 $351,345 $213,051      --               --    200,000    $  8,910
 Worldwide Sales          1997 $299,747 $133,870      --               --    476,160    $ 13,500
Stewart G. Nelson (10)..  1999 $351,345 $212,543      --               --    350,000    $  4,838
 Senior Vice President    1998 $230,791 $305,687      --               --    400,000    $  6,400
 Product Development
Richard A. Nortz (11)...  1999 $326,250 $201,930      --               --    275,000    $ 15,282
 Senior Vice President    1998 $301,153 $192,240      --               --    200,000    $ 19,057
 Customer Service         1997 $266,834 $103,275      --               --    344,000    $ 10,940
John F. Slitz, Jr. (12).  1999 $345,229 $155,815      --               --    175,000    $556,050
 Former Senior Vice
  President               1998 $333,570 $254,464      --               --    300,000    $  8,809
 Marketing                1997 $ 66,718 $ 90,625      --       $  681,563    500,000          --
Christopher M. Stone
 (13)...................  1999 $386,819 $164,810      --               --    175,000    $  6,400
 Former Senior Vice
  President               1998 $332,943 $278,204      --               --    300,000    $  6,400
 Strategy and Corporate   1997 $ 54,375 $115,625      --               --    500,000          --
  Development

--------
 (1) Compensation deferred at the election of the executive, pursuant to the Novell, Inc. Retirement and Savings Plan and the Deferred Compensation Plan, is included in the year earned.

 (2) Cash bonuses for services rendered in fiscal years 1999, 1998 and 1997 have been listed in the year earned. Bonuses were calculated based on the operating results of the Company and performance of the individuals. Bonuses earned in 1999, 1998 and 1997 were paid quarterly with fiscal fourth quarter bonuses paid in the following fiscal year. Dr. Schmidt's bonus for fiscal 1999 and 1998 was earned based on Company performance and his individual performance. Dr. Schmidt's bonus for 1997 was calculated on a preset formula based on the terms of his employment contract. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation." Mr. Stone also received a sign-on bonus of $150,000; half was paid in fiscal 1997 and the remaining half in fiscal 1998. Mr. Slitz also received a sign-on bonus of $100,000; half was paid in fiscal 1997 and the remaining half in fiscal 1998. Mr. Nelson also participated in a retention program prior to becoming an executive officer, $117,500 from the program was paid in fiscal 1998.

 (3) No Named Officer received perquisites in an amount greater than the lesser of (i) $50,000 or (ii) 10 percent of such Named Officer's total salary plus bonus.

 (4) Restricted stock awards are valued at the Company's closing price on the date of grant less the purchase price. Officers have the right to vote the shares and to receive cash dividends, if any. The dividends have the same vesting restrictions as the shares.

   . On March 18, 1997, Dr. Schmidt received a restricted stock award of
     900,000 shares at a price of $0.01 per share. The shares vest 30%, 25%, 20%, 15% and 10% on grant anniversary in 1998, 1999, 2000, 2001 and
     2002, respectively.

   . On August 19, 1997, Mr. Slitz received a restricted stock award of
     75,000 shares at a price of $0.10 per share. The shares vest 40%, 30% and 30% on grant anniversary in 1998, 1999, and 2000, respectively. The vesting of the last 30% was accelerated at his termination date, based on the terms of his separation agreement.

   As of 1999 fiscal year end, Dr. Schmidt had 405,000 unvested restricted shares with a value of $8,125,312. All of Mr. Slitz's shares were vested as of fiscal year end 1999.

 (5) Information for fiscal 1997 includes shares subject to options granted in connection with the July 1997 option exchange program for Mr. Heinz and Mr. Nortz.

 (6) The stated amounts for all Named Officers except Mr. Slitz are Company matching contributions to the Novell, Inc. Retirement and Savings Plan and the Deferred Compensation Plan. Mr. Slitz's amount for fiscal 1999 includes (i) a payment of $540,000 based on the terms of his separation agreement and (ii) $16,050 of Company matching contributions.

 (7) Dr. Schmidt joined the Company in March 1997.

 (8) Mr. Raney became an executive officer in April 1998.

 (9) Mr. Heinz became an executive officer in January 1997.

(10) Mr. Nelson became an executive officer in October 1997.

(11) Mr. Nortz because an executive officer in February 1997.

(12) Mr. Slitz joined the Company in August 1997 and resigned in August 1999.

(13) Mr. Stone joined the Company in September 1997 and resigned in September 1999.

Director Compensation

  Non-employee Directors of the Company receive the following compensation:

  .  Annual retainer

    --$100,000 for vice chairperson

    --$20,000 for other non-employee directors

    --Additional $2,500 annual retainer for service as a committee chairperson

  .  Meeting fees

    --$1,200 for each Board meeting attended

    --$1,000 for each committee meeting attended

  .  Reimbursement for their expenses incurred in attending meetings

  .  Participation in the director option plan (described below)

  The Company's Stock Option Plan for Non-Employee Directors allows for each non-employee Director who joins the Board to automatically receive options to purchase 30,000 shares vesting 25 percent annually over four years. In addition, each current non-employee Director, who has been on the Board for more than nine months, receives an annual grant of an option to purchase 15,000 shares vesting 50 percent annually over two years. All options are non-statutory options, have an exercise price equal to the fair market value on the date of grant and have a term of ten years. Upon a change in control, options granted under the Director Plan become exercisable in full by a non-employee Director if within one year of such change in control the non-employee Director ceases for any reason to be a member of the Board.

  Upon forced retirement at age 70, options granted under the Director Plan become fully vested and the Director has one year in which to exercise.

  Directors Bond, Hector, Messman, Sonsini and Young were each granted a 15,000-share option under the plan on April 12, 1999 having an exercise price of $24.875 per share.

  On October 31, 1999, fiscal 1999 year end, options to purchase 561,500 shares of the Company's Common Stock under the Director Plan were outstanding at a weighted average exercise price of $18.85 per share.

  In addition, under the Company's 1991 Stock Plan, all non-employee directors (Young, Bond, Hector, Hundt, Joy, Messman, Nolan and Sonsini) were granted options to purchase 50,000 shares on October 26, 1999. These options have an exercise price equal to the fair market value on date of grant of $16.6875 per share and vest 25 percent on the first year anniversary date and thereafter
6.25 percent quarterly over three years. Options expire ten years from grant date.

  Novell has a Directors' Charitable Award Program (the "Charitable Program") to acknowledge the service of directors to the Company and enhance indirectly the ability of the Company to attract and retain directors of the highest caliber. All members of the Board are eligible for the Charitable Program, subject to vesting requirements. The Charitable Program is funded by life insurance policies purchased by the Company, which provide for a $1 million death benefit to participating directors. Upon the death of a participating director, the Company will donate $1,000,000 (paid in ten equal annual installments) to non-profit organizations recommended by the director. Individual directors derive no financial benefit from the Charitable Program since all available insurance proceeds and tax deductions accrue solely to the Company. The aggregate cost to the Company of the life insurance premiums paid during fiscal 1999 to fund the Charitable Program was $156,000.

Stock Options Grants in Fiscal Year 1999

  This table shows stock option grants during fiscal 1999 to the Named Officers. No stock appreciation rights have been granted by the Company to the Named Officers.

                                         Individual Grants
                         -------------------------------------------------
                                                                            Potential Realizable
                         Number of   % of Total                               Value at Assumed
                         Securities   Options                              Annual Rates of Stock
                         Underlying  Granted to                            Price Appreciation for
                          Options   Employees in                               Option Term(1)
                          Granted      Fiscal    Exercise Price Expiration ----------------------
          Name            (#) (2)     Year (3)       ($/Sh)        Date      5% ($)     10% ($)
          ----           ---------- ------------ -------------- ---------- ---------- -----------
Eric E. Schmidt.........  500,000       2.3         $24.0625     3/17/09   $7,566,388 $19,174,714
Dennis R. Raney.........  250,000       1.2         $24.0625     3/17/09   $3,783,194 $ 9,587,357
Ronald E. Heinz, Jr.....  200,000       0.9         $24.0625     3/17/09   $3,026,555 $ 7,669,886
                          100,000       0.5         $22.1875     9/20/09   $1,395,360 $ 3,536,116
Stewart G. Nelson.......  250,000       1.2         $24.0625     3/17/09   $3,783,194 $ 9,587,357
                          100,000       0.5         $22.1875     9/20/09   $1,395,360 $ 3,536,116
Richard A. Nortz........  175,000       0.8         $24.0625     3/17/09   $2,648,236 $ 6,711,150
                          100,000       0.5         $22.1875     9/20/09   $1,395,360 $ 3,536,116
John F. Slitz, Jr. (4)..  175,000       0.8         $24.0625     3/17/09   $2,648,236 $ 6,711,150
Christopher M. Stone
 (4)....................  175,000       0.8         $24.0625     3/17/09   $2,648,236 $ 6,711,150

--------
(1) Potential realizable value assumes the stock price will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the 10-year term of the option. The potential realizable value is:

  . the potential stock price per share at the end of the term based on the 5 percent and 10 percent assumed rates

  .  less the exercise price per share

  .  times the number of shares subject to the option

  These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) A committee of the Board of Directors administrators the Novell option plans. The committee determines the eligibility of employees, directors and consultants, the number of shares to be subject to the options granted and the terms of such grants. All options shown in the table have exercise prices equal to the fair market value on date of grant, vest over four years and have a term of ten years. In the event of a change in control, except as otherwise determined by the Board prior to the occurrence of such change in control, all options shall be fully exercisable and vested and shall be terminated in exchange for a net cash payment. In the event of a merger of the Company or the sale of substantially all of the assets of the Company that does not constitute a change in control, the acquiring company shall assume the unvested options.

  The Board of Directors can accelerate unvested options if the acquiring company does not assume the options. The plans provide for various methods of exercise. The Company currently allows for cash, cashier's check or cashless exercise.

(3) Options to purchase a total of 21,649,874 shares were granted to employees and directors in fiscal 1999.

(4) Former executive officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  This table shows information regarding stock option exercises during fiscal 1999 and the number and value of options held at 1999 fiscal year end by the Named Officers.

                                                      Number of Securities             Value of Unexercised
                                                     Underlying Unexercised            In-the-Money Options
                             Shares      Value   Options at Fiscal Year End (#)     at Fiscal Year End (1) ($)
                          Acquired on  Realized  ---------------------------------  ---------------------------
          Name            Exercise (#)  ($) (2)   Exercisable      Unexercisable    Exercisable  Unexercisable
          ----            ------------ --------- ---------------  ----------------  ---------------------------
Eric E. Schmidt.........         --           --        1,420,833         1,829,167 $  16,339,579 $  15,285,420
Dennis R. Raney.........         --           --           93,750           456,250 $     902,343 $   1,985,156
Ronald E. Heinz, Jr.....    143,500    2,081,638           21,140           584,750 $     230,486 $   3,081,009
Stewart G. Nelson.......    136,320    1,923,624          234,500           632,500 $   2,733,773 $   3,059,414
Richard A. Nortz........    145,000    2,530,852          139,500           534,500 $   1,524,031 $   2,784,750
John F. Slitz, Jr. (3)..    387,300    5,794,069          262,387                -- $     778,875            --
Christopher M. Stone(3).    320,000    3,094,747           30,000                -- $      39,375            --

--------
(1) Value of unexercised in-the-money options is

  . the fair market value of the Company's Common Stock at fiscal 1999 year end ($20.0625 per share)

  .  less the option exercise price per share of in-the-money options

  .  times the number of shares subject to the options.

(2) Value realized upon exercise is:

  . the fair market value of the Company's Common Stock on the date of exercise

  .  less the option exercise price per share

  .  times the number of shares exercised.

(3) Former Executive Officer.

Employment Contract, Termination of Employment and Change-in-Control
Arrangements

  On March 18, 1997, the Company entered into an employment contract with Dr. Eric E. Schmidt whereby Dr. Schmidt agreed to become Chief Executive Officer and Chairman of the Board of Novell on April 7, 1997. During the interim period from March 18, 1997 until April 7, 1997, Dr. Schmidt agreed to work as an employee of Novell on a part-time basis.

  Pursuant to the employment contract, Dr. Schmidt's annual base salary was set at $600,000 and he received a guaranteed bonus payment on October 31, 1997, of $374,796. Starting in fiscal 1998, Dr. Schmidt was to participate in the Incentive Bonus Plan, where, based upon the accomplishment of certain performance goals, Dr. Schmidt is eligible to earn a bonus of 100 percent of his base salary plus additional bonus compensation if such goals are exceeded.

  Upon entering into the employment contract, Dr. Schmidt was granted, at fair market value, a non-qualified stock option to purchase 2,750,000 shares of Novell Common Stock at an exercise price of $8.5625 per share. The options vested 20 percent on the first year anniversary and thereafter have continued vesting monthly at a rate of 1/48 per month over the next four years. The vesting is conditioned upon his continued employment or consulting relationship with Novell. Dr. Schmidt was also granted the right to purchase 900,000 shares of restricted stock at a purchase price of $9,000. The shares vest annually, in accordance with the following schedule: 30 percent on the first anniversary, 25 percent on the second anniversary, 20 percent on the third anniversary, 15 percent on the fourth anniversary and 10 percent on the fifth anniversary of the grant date. The vesting is conditioned upon Dr. Schmidt's continued employment or consulting relationship with Novell as of the vesting dates. This restricted stock grant was provided by Novell due in part to Dr. Schmidt's forfeiture of in-the-money unvested stock options held by him at his prior employment.

  If Novell terminates Dr. Schmidt without cause or if a constructive termination should occur, he shall be entitled to receive the following: (i) an amount equal to his annual base salary and target bonus at time of termination; (ii) an amount equal to the cost of employee benefits for one year; (iii) accelerated vesting of one year for all stock options; and (iv) waiving of repurchase rights on any remaining unvested restricted stock.

  In the event of termination without cause due to a change in control or constructive termination within two months before or one year after a change in control, Dr. Schmidt will receive the following: (i) an amount equal to twice his annual base salary and target bonus at time of termination; (ii) an amount equal to the cost of employee benefits for 18 months; (iii) accelerated vesting of one year for all stock options; and (iv) waiving of repurchase rights on restricted stock as to vesting of the greater of (a) the number of shares that would have vested within one year after Dr. Schmidt's termination date, or (b) one-half of the number of shares not vested on his termination date.

  In January 1998, all executive officers, including the Named Officers but excluding Dr. Schmidt and Mr. Raney, who were under employment contracts, signed a Senior Management Severance Plan (the "Severance Plan") agreement. Under the terms of the Severance Plan, their prior contract was terminated. Mr. Raney entered into a Severance Plan with the Company in June 1998 at his time of employment. The Severance Plan provides each participant, in the event of involuntary termination by the Company, benefits of (i) 150 percent of their base annual salary, (ii) payments to cover 18 months of employee benefits, (iii) accelerated vesting of the portion of their stock options, if any, that would have vested within one year, and (iv) waiving of repurchase rights as to the number of shares, if any, of Restricted Stock that would vest on the next anniversary of the Restricted Stock grant date.

  In the event of a change in control, the Board may amend the Severance Plan but participants will not receive less benefits than stated above. "Change in control" is defined in the contract as: (i) the Company sells or otherwise disposes of all or substantially all of its assets, (ii) the Company merges or consolidates with another company where the shareholders of Novell immediately after the transaction do not hold at least 50 percent of the voting power of the surviving entity or (iii) any person or entity including any "person" as defined by Section 13(d)(3) of Securities Exchange Act, as amended, becomes the beneficial owner of Common Stock of Novell represented by 50 percent or more of the combined voting power (excluding any persons who are now officers of Novell).

  Upon Mr. Slitz's termination in August 1999, he was paid benefits in accordance with the Senior Management Severance Plan. See Summary Compensation Table.

                     REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Membership of the Committee

  The Compensation Committee of the Board of Directors (the "Committee") is composed of four non-employee directors: Mr. Young (Chairman), Mr. Hundt, Mr. Joy and Mr. Nolan. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time, Dr. Schmidt, Chairman and Chief Executive Officer (the "CEO"), certain officers of the Company and outside consultants attend meetings of the Committee. No officer of the Company is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

  Acting on behalf of the Board of Directors, the Committee's responsibilities include the following:

  .  Reviewing the performance of the CEO and other executive officers.

  . Determining the total compensation package for the CEO and other executive officers.

  . Reviewing the general Company compensation philosophy for all employees, including the CEO and other executive officers.

  . Administering the Company's Variable Pay Plans by establishing Company performance objectives, approving target bonuses and actual bonus payments for the CEO and other executive officers.

  . Administering the Company's employee stock option and stock purchase plans (the "Stock Plans"), including determining eligibility, the number and type of options to be granted and the terms of such grants.

Executive Officer Compensation Program

  The Company's executive compensation program is designed to support the achievement of Company performance objectives, to ensure that executive officers' interests are aligned with the success of the Company and to provide compensation opportunities that will attract, retain and motivate superior executive personnel. Consistent with these objectives, the Committee believes that the compensation of executive officers should be significantly influenced by performance. Accordingly, 33% of the cash compensation of each executive officer and 50% of the cash compensation of the CEO is contingent upon Company performance and adjusted as appropriate for team and individual performance.

  The Company's compensation program for executive officers is structured to be competitive within the high technology industry. The Company's Human Resources Department, working with independent outside consulting firms, has developed executive compensation data from nationally recognized surveys from a group of comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company. Most of the companies included in this group for the 1999 executive compensation analysis are also included in the Nasdaq Computer and Data Processing Services index used to compare the Company's stock price performance on the Performance Graph on page 22.

  The Company's executive level positions, including the CEO, are matched to comparable survey positions and competitive levels are determined for base salary and target bonus incentives. The target incentive is the amount that would be paid after each fiscal quarter if both the Company and the executive officer achieve the performance objectives established for that quarter. Factors considered in determining actual incentive bonus for each executive officer include Company, team and individual performance, and the scope of each executive officer's responsibilities. The relative weight given to such factors varies between executive officers, based upon their respective responsibilities and capacity to affect Company performance. Executive level positions were also eligible for an additional bonus plan, which was set up to incent executives for over-achievement of revenue goals on a quarterly basis.

  Market practices with respect to stock option grants are also reviewed based on survey data. Grants under the Company's Stock Plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with the Company. Stock option grants are based upon industry survey data and individual executive performance. Stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's stock on the date of grant. Restricted stock purchase grants, which allow an officer to purchase shares at a nominal cost, are generally subject to a two-year to five-year vesting schedule.

1999 Executive Officer Compensation

  The Committee reviewed and approved the Novell Variable Pay Plans for fiscal 1999, to be used for all employees including the Named Officers. The Committee established the Company revenue and expense objectives and performance targets to be used for incentive determination.

  In March 1999, stock options were reviewed in conjunction with the annual stock option grants and were based on survey data. All current Named Officers and the CEO, were granted a stock option. In addition, three named officers were granted stock option in September 1999, based on competitive market data. In August 1999, the Committee reviewed industry compensation survey data and current executive responsibility. The Committee felt that executive base salaries were generally in-line with the market and did not need merit increases, except for one Named Officer. However, bonus targets were increased for Named Officers from 50 percent to 60 percent of base salary for fiscal 2000. This change in target bonus further strengthens Novell's philosophy for increased pay at risk.

1999 CEO Compensation

  The Committee also reviewed Dr. Schmidt's employment contract, which stated that his base salary is subject to a normal review for potential performance adjustments. After reviewing both the market data and his employment contract, the Committee did not increase Dr. Schmidt's base pay.

Qualifying Compensation

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). Prior to fiscal 1998, the cash compensation plus restricted stock vesting of each of the Company's executive officers was below the $1 million threshold and options granted under the Company's option plan were designed to meet the requirement of being performance-based under the provisions of Section 162(m). Therefore, Section 162(m) did not reduce the tax deduction available to the Company for fiscal 1997 or prior years. However, non-option compensation of the Chief Executive Officer exceeded $1 million in fiscal 1998 and 1999 and is expected to exceed $1 million in 2000. Accordingly, a portion of the CEO's compensation was not deductible by the Company. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

Respectfully submitted,

John A. Young, Chairman
Reed E. Hundt
William N. Joy
Richard L. Nolan

                               PERFORMANCE GRAPH

  The following two graphs compare the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and an industry index over the past five fiscal years and the past ten fiscal years starting from November 1, 1994 and November 1, 1989, respectively. The graphs assume that $100 was invested on November 1, 1994 and November 1, 1989 in the Company's Common Stock, the S&P 500 Index and the industry index, and that all dividends were reinvested.

  The Company's industry index is The Nasdaq Computer & Data Processing Services Index, which is composed of all Nasdaq companies with an SIC Code of # 737. A list of the companies included in this index will be furnished by the Company to any shareholder upon written request of the Corporate Secretary.

                               PERFORMANCE GRAPH
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 Among Novell, Inc., S&P 500 and Nasdaq C&DPS

                           NOVELL PERFORMANCE GRAPH
@FINACT:[33854.eft]NOVT04.eft

                                                 Indexed/Cumulative Returns
                                             ----------------------------------
                                       Base             Fiscal Year
                                      Period ----------------------------------
         Company/Index Name            1994   1995   1996   1997   1998   1999
         ------------------           ------ ------ ------ ------ ------ ------
Novell, Inc..........................  100    89.19  50.00  45.61  80.41 108.45
S&P 500 Index........................  100   126.63 157.08 207.94 253.86 320.19
Nasdaq Computer & Data Processing
 Services............................  100   152.62 176.99 238.80 307.47 559.53

Past five year average Compounded Annual Return

     Novell, Inc........................................................ -29.55%
     S&P 500 Index...................................................... 113.14%
     Nasdaq Computer & Data Processing Services......................... 187.28%

                               PERFORMANCE GRAPH
                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN
                  Among Novell, Inc., S&P 500 and Nasdaq C&DPS

                                    [GRAPH]
@FINACT:[33854.eft]33854hb.eft

                                                      Indexed/Cumulative Returns
                                ----------------------------------------------------------------------
                          Base                               Fiscal Year
                         Period ----------------------------------------------------------------------
   Company/Index Name     1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999
   ------------------    ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ -------
Novell, Inc.............  100   173.68 726.32 856.14 603.51 519.30 463.16 259.65 236.84 417.54  563.16
S&P 500 Index...........  100    92.28 123.43 135.64 155.50 161.69 204.76 253.99 366.23 410.49  517.73
Nasdaq C&DPS............  100    90.53 198.18 231.19 258.34 311.02 474.68 550.43 742.70 956.30 1740.24

Past ten year average Compounded Annual Return

     Novell, Inc........................................................ 389.76%
     S&P 500 Index...................................................... 139.18%
     Nasdaq Computer & Data Processing Services......................... 455.81%

                             CERTAIN TRANSACTIONS

  In fiscal 1999, Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm in which Larry W. Sonsini, a director of the Company, is a senior partner, performed legal services for the Company. The Company proposes to continue to retain such law firm in fiscal 2000 for advice on legal matters.

  Named Officer Slitz obtained a loan for $125,666 from the Company in August 1998 for the payment of tax withholding due to vesting of restricted stock. The loan was secured by shares of Company stock and had an interest rate of 5.42%. The loan has a term of two years and is due on August 19, 2000. Mr. Slitz also obtained an additional loan for $900,000 from the Company to assist in his relocation to Utah while his home in San Jose was for sale. The loan was secured by Mr. Slitz's home and had an interest rate of 6.75%. The loan has a term of three years and is due March 31, 2001. The largest principal amount outstanding under these loans during fiscal 1999 was $1,025,666. Neither of the loans were outstanding at fiscal 1999 year end. The loan for $125,666 plus interest was paid-in-full on January 5, 1999 and the loan for $900,000 plus interest was paid-in-full in June 1999.

  Named Officer Nortz has two loans ($37,231 and $38,539) from the Company for the payment of tax withholding due to vesting of restricted stock. The loans are secured by shares of Company stock, were obtained on March 3, 1997 and March 3, 1998 and have interest rates of 5.83% and 5.39%, respectively. The loans have a term of two years and are due on March 3, 1999 and March 3, 2000, respectively. The largest principal amount outstanding under these loans during fiscal 1999 was $75,770. The loan for $37,231 plus interest was paid-in-full in February 1999. The loan for $38,539 remained outstanding at fiscal 1999 year end.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company believes that all Forms 3, 4 and 5 required to be filed by its directors, officers and greater than 10% shareholders were filed on time during fiscal 1999, except for one Form 4 reporting one transaction by Mr. Raney, which was filed two days late.

                              DEADLINE FOR FUTURE
                           PROPOSALS OF SHAREHOLDERS

  Proposals that shareholders desire to have included in the Company's proxy materials for the 2001 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at its principal office (122 East 1700 South, Provo, UT 84606, Attention Corporate Secretary) no later than October 26, 2000 in order to be considered for possible inclusion in such proxy materials.

  The Company's bylaws contain an advance notice provision regarding shareholder proposals, which provides that, to be timely, a stockholder's notice of intention to bring business before a meeting must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and received by the Secretary not later than sixty (60) days prior to the first anniversary of the date on which notice of the prior year's annual meeting was first mailed to stockholders.

  For a shareholder proposal that is not intended to be included in the Company's proxy materials but is intended to be raised by the shareholder from the floor at the 2001 Annual Meeting of Shareholders, the shareholder must provide timely advance notice in accordance with the bylaw provision described above. Advance notice must be received by the Secretary of the Company at its principal offices no later than December 25, 2000 in order to be timely. Any proposal received after that date will not be permitted to be raised at the meeting.

                            ADDITIONAL INFORMATION

Annual Report

  The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1999, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

Annual Meeting Summary

  The Company will provide a summary of the activities at the Annual Meeting to Shareholders, including the final vote on all proposals. The summary will be available on the Novell Investor Relations web site at www.novell.com/ir approximately one week after the meeting. Shareholders may also obtain a copy by calling (800) 317-3195.

                                 OTHER MATTERS

  The Company is not aware of any other business to be presented by management at the Annual Meeting.

  If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

  However, the Company has been informed that Martin Glotzer, 7061 N. Kedzie Avenue, Suite 301, Chicago, Illinois 60645, intends to make two proposals from the floor at the Annual Meeting.

  The first proposal from Mr. Glotzer is to request that the Company hire an investment banking firm to arrange for the sale of all or parts of the Company. The Board of Directors and Management does not believe this proposal is in the best interests of the Company and its shareholders. The Company is, from time to time, in contact with investment banking firms to discuss various strategic alternatives. The Company does not believe that it is necessary at this time to engage a specific investment banking firm to explore strategic alternatives because the Company believes that its current operating plan is generating value for its shareholders. The Company expects to continue operating under that plan for the foreseeable future. The Company will continue to explore and consider other strategic alternatives, to the extent that it is determined appropriate by its Board of Directors. The Company intends to use its discretionary voting authority to vote AGAINST this proposal.

  The second proposal from Mr. Glotzer is to request that the Board of Directors redeem the Company's shareholder rights plan. The Board of Directors and Management do not believe this proposal is in the best interests of the Company and its shareholders. The Board of Directors believes that the shareholder rights plan maximizes the flexibility for dealing with unfair, coercive and/or abusive tactics while not limiting or prohibiting the Board's ability to enter into value maximizing transactions. The Company intends to use its discretionary voting authority to vote AGAINST this proposal.

            [MAP TO LOCATION OF SHAREHOLDERS' MEETING APPEARS HERE]
                .  Site of Annual Shareholders Meeting, Lobby B

               Salt Lake City to Provo is approximately 50 miles


                          [RECYCLE LOGO APPEARS HERE]

                                 NOVELL, INC.

             SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 24, 2000
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 11, 2000

  Subsequent to the commencement of printing of the proxy statement for the Annual Meeting of Shareholders of Novell, Inc., we were made aware of the existence of a greater than 5% shareholder. The beneficial ownership of this entity is set forth in the table below.

                              SHARE OWNERSHIP BY
                            PRINCIPAL SHAREHOLDERS

  This table shows how much Company Common Stock is beneficially owned by owners of more than 5% of the outstanding shares as of January 31, 2000.

                        Number of
                       Outstanding                     Total Shares Percent of
                         Shares    Right to Restricted Beneficially Outstanding
Name                    Owned(1)   Acquire    Stock       Owned       Shares
----                   ----------- -------- ---------- ------------ -----------
Taunus Corporation.... 16,800,879     --        --      16,800,879      5.1%

--------
(1) Based upon the Schedule 13G filed February 14, 2000 by Taunus Corporation with the Securities and Exchange Commission. Taunus Corporation has sole voting power with respect to 10,220,281 shares and sole investment power with respect to all shares. Taunus Corporation is a parent holding company. The shares are held of record by its indirect wholly owned subsidiaries, Bankers Trust Company, DB Alex.Brown LLC, Deutsche Bank Securities Inc. and EA Strategies. In addition, Alex.Brown Investment Management, a limited partnership 50% owned by the Taunus Corporation, holds Common Stock of Novell, Inc.

  This Supplement to Proxy Statement is being mailed, together with the Novell, Inc. Proxy Statement dated February 24, 2000 and the Novell, Inc. 1999 Annual Report to Shareholders, on or about February 24, 2000 to shareholders entitled to vote at the meeting.

                                          By Order of the Board of Directors
                                           of Novell, Inc.

                                          /s/ David R. Bradford
                                          David R. Bradford
                                          Senior Vice President, General
                                           Counsel and Corporate Secretary

February 24, 2000

2/11/00

                                 Novell, Inc.

                                2000 STOCK PLAN
   1.   Purposes of the Plan. The purposes of this Novell, Inc., 2000 Stock
        --------------------
Plan are:

       .  to attract and retain the best available personnel,

       . to provide additional incentive to Employees, Directors and Consultants, and

       .  to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights and Common Stock Equivalents may also be granted or awarded under the Plan.

   2.   Definitions.  As used herein, the following definitions shall apply:
        -----------

       (a)  "Administrator" means the Board or any of its Committees as shall be
             -------------
administering the Plan, in accordance with Section 4 of the Plan.

       (b)  "Annual Retainer Fee" means the annual fee to which an Outside
             -------------------
Director is entitled for serving as a Director during a fiscal year of the Company, but shall not include reimbursement for expenses, fees associated with service on any committee of the Board or fees for other services provided to the Company.

       (c)  "Applicable Laws" means the requirements relating to the
             ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

       (d)  "Award" means an award of Options, Stock Purchase Rights or Common
             -----
Stock Equivalents pursuant to the terms of the Plan.

       (e)  "Board" means the Board of Directors of the Company.
             -----

       (f)  "Code" means the Internal Revenue Code of 1986, as amended.
             ----

       (g)  "Committee" means a committee of Directors appointed by the Board in
             ---------
accordance with Section 4 of the Plan.

       (h)  "Common Stock" means the common stock of the Company.
             ------------

       (i)  "Common Stock Equivalent" means an unfunded and unsecured right to
             -----------------------
receive Shares in the future that may be granted to a Director pursuant to
Section 12.

       (j)  "Common Stock Equivalent Agreement" means a written agreement
             ---------------------------------
between the Company and a Director evidencing the terms and conditions of an individual Common Stock Equivalent grant.

       (k)  "Company" means Novell, Inc., a Delaware corporation.
             -------

       (l)  "Consultant" means any person, including an advisor, engaged by the
             ----------
Company or a Parent or Subsidiary to render services to such entity.

       (m)  "Director" means a member of the Board.
             --------

       (n)  "Disability" means total and permanent disability as defined in
             ----------
Section 22(e)(3) of the Code.

       (o)  "Employee" means any person, including Officers and Directors,
             --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

       (p)  "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended.

       (q)  "Fair Market Value" means, as of any date, the value of Common Stock
             -----------------
determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

       (r)  "Incentive Stock Option" means an Option intended to qualify as an
             ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

       (s)  "Nonstatutory Stock Option" means an Option not intended to qualify
             -------------------------
as an Incentive Stock Option.

       (t)  "Notice of Grant" means a written or electronic notice evidencing
             ---------------
certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

       (u)  "Officer" means a person who is an officer of the Company within the
             -------
meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (v)  "Option" means a stock option granted pursuant to the Plan.
             ------

       (w)  "Option Agreement" means an agreement between the Company and an
             ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

       (x)  "Optioned Stock" means the Common Stock subject to an Option or
             --------------
Stock Purchase Right.

       (y)  "Optionee" means the holder of an outstanding Award granted under
             --------
the Plan.

       (z)  "Outside Director" means a Director who is not an Employee.
             ----------------

       (aa) "Parent" means a "parent corporation," whether now or hereafter
             ------
existing, as defined in Section 424(e) of the Code.

       (bb) "Plan" means this Novell, Inc., 2000 Stock Plan.
             ----

       (cc) "Restricted Stock" means shares of Common Stock acquired pursuant to
             ----------------
a grant of Stock Purchase Rights under Section 11 of the Plan.

       (dd) "Restricted Stock Purchase Agreement" means a written agreement
             -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

       (ee) "Retirement" means a Service Provider who leaves the employment of
             ----------
the Company at an age of 65 or older.

       (ff) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor
             ----------
to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

       (gg) "Section 16(b)" means Section 16(b) of the Exchange Act.
             -------------

       (hh) "Service Provider" means an Employee, Director or Consultant.
             ----------------

       (ii) "Share" means a share of the Common Stock, as adjusted in accordance
             -----
with Section 14 of the Plan.

       (jj) "Stock Purchase Right" means the right to purchase Common Stock
             --------------------
pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

       (kk) "Subsidiary" means a "subsidiary corporation", whether now or
             ----------
hereafter existing, as defined in Section 424(f) of the Code.

   3.  Stock Subject to the Plan. Subject to the provisions of Section 14 of
       -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 16,000,000, plus any forfeited Shares. For purposes of this
Section 3, "forfeited Shares" means any Shares issued pursuant to Awards made under the Plan that are forfeited to the Company pursuant to award terms and conditions, plus any Shares covered by Awards granted under the Plan that are canceled or forfeited. In no event, however, except as to Section 14 of the Plan shall more than 10,000,000 of the Shares eligible for issuance under the Plan be issued upon the exercise of Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Award expires or becomes unexercisable without having been exercised or converted in full, the unpurchased or unissued Shares which were subject thereto shall become available for future issuance under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right or conversion of a Common Stock Equivalent, shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future award under the Plan.

   4.  Administration of the Plan.
       --------------------------

       (a)  Procedure.
            ---------

               (i)  Multiple Administrative Bodies. The Plan may be administered
                    ------------------------------
by different Committees with respect to different groups of Service Providers.
Section 162(m). To the extent that the Administrator determines it to be
--------------
desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii)Rule 16b-3. To the extent desirable to qualify
                    ----------
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan
                    --------------------
shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

       (b)  Powers of the Administrator. Subject to the provisions of the Plan,
            ---------------------------
and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i)  to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred treatment under foreign laws;

               (viii) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (ix) to allow Optionees to satisfy required withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or in connection with Shares acquired pursuant to a Stock Purchase Right or upon the conversion of a Common Stock Equivalent that number of Shares having a Fair Market Value equal to (or less than) the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator;

               (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

       (c)  Effect of Administrator's Decision.  The Administrator's decisions,
            ----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

   5.  Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may be
       -----------
granted to Service Providers. Common Stock Equivalents may be granted to Outside Directors. Incentive Stock Options may be granted only to Employees.

   6.  Limitations.
       -----------

       (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

       (b) Neither the Plan nor any Award shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

       (c)  The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares.

               (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,500,000 Shares which shall not count against the limit set forth in subsection (i) above.

       (d) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 14.

   7.  Term of Plan.  Subject to Section 20 of the Plan, the Plan shall become
       ------------
effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

   8.  Term of Option.  The term of each Option shall be stated in the Option
       --------------
Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

   9.  Option Exercise Price and Consideration.
       ---------------------------------------

       (a)  Exercise Price. The per share exercise price for the Shares to be
            --------------
issued pursuant to exercise of an Option shall be no less than 100% of Fair Market Value, as shall be determined by the Administrator.

       (b) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

       (c)  Waiting Period and Exercise Dates. At the time an Option is granted,
            ---------------------------------
the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

       (d)  Form of Consideration. The Administrator shall determine the
            ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i)   cash;

               (ii)  check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii)  any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

   10. Exercise of Option.
       ------------------

       (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option granted
            -----------------------------------------------
hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

       Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b)  Termination of Relationship as a Service Provider. If an Optionee
            -------------------------------------------------
ceases to be a Service Provider, other than upon the Optionee's Death, Disability, or Retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 6 months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

       (c)  Disability of Optionee. If an Optionee ceases to be a Service
            ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

       (d)  Death of Optionee. If an Optionee dies while a Service Provider, the
            -----------------
Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. Immediately upon an Optionee's death while a Service Provider, each of the Optionee's outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such death if Optionee had remained a Service Provider. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

       (e)  Retirement. In the event of Optionee's Retirement, the Option may be
            ----------
exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee, but only to the extent that the Option is vested on the date of retirement. Immediately upon an Optionee's Retirement while a Service Provider, each of the Optionee's outstanding Options shall become vested on an accelerated basis with respect to all Shares that would have become vested during the twelve (12) months following such Retirement if Optionee had remained a Service Provider. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty four
(24) months following the Optionee's termination. If, at the time of Retirement, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

       (f)  Buyout Provisions. The Administrator may at any time offer to buy
            -----------------
out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   11. Stock Purchase Rights.
       ---------------------

       (a)  Rights to Purchase. Stock Purchase Rights may be issued either
            ------------------
alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

       (b)  Repurchase Option. Unless the Administrator determines otherwise,
            -----------------
the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including Death, Disability, or Retirement). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate or under such conditions as shall be determined by the Administrator and set forth in the restricted Stock Purchase Agreement.

       (c)  Other Provisions. The Restricted Stock Purchase Agreement shall
            ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

       (d)  Rights as a Shareholder. Once the Stock Purchase Right is exercised,
            -----------------------
the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

       No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

   12. Director Common Stock Equivalents.
       ---------------------------------

       (a)  Elective Award of Common Stock Equivalents.
            ------------------------------------------

               (i)  Elective Award. An Outside Director may elect no later than
                    --------------
March 1st of each calendar year to have up to one hundred percent (100%) of the Director's Annual Retainer Fee for the following fiscal year converted to the award of Common Stock Equivalents ("Elective Award"). Such Common Stock Equivalents shall be awarded on annual meeting date of the calendar year at which the Director's was elected, and the number of Common Stock Equivalents shall be based on the Fair Market Value per Share on the date of the award. However, for the calendar year in which this Plan becomes effective, an Outside Director may elect no later than the day prior to the date of the first Annual Shareholders Meeting following the effective date of this Plan to have up to one hundred percent (100%) of the unearned portion of the Director's Annual Retainer Fee for the same year converted to the award of Common Stock Equivalents. Such Common Stock Equivalents shall be awarded on the day of such Annual Shareholders Meeting, subject to shareholder approval this Plan, and the number of Common Stock Equivalents shall be based on the Fair Market Value per Share on the date of the award.

               (ii) Conversion. The Common Stock Equivalents subject to an
                    ----------
Elective Award shall be converted into Shares upon the earlier of (i) the termination of the individual's service as a Director, (ii) a date specified by the Outside Director at the time the Director makes the election to receive the Elective Award, or (iii) as otherwise provided in Section 14. Upon the conversion of each Elective Award, the Outside Director (or his or her designated beneficiary or estate) shall receive the number of Shares equal to the whole number of Common Stock Equivalents then credited to the Director's applicable Elective Award account.

       (b)  Awards in General. Common Stock Equivalents may be awarded either
            -----------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent Agreement in such form as is determined by the Administrator.

       (c)  Bookkeeping Accounts; Nontransferability. The number of Common Stock
            ----------------------------------------
Equivalents awarded pursuant to Section 12(a) shall be credited to a bookkeeping account established in the name of the Director. The Company's obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Director's right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

       (d)  Dividends. If the Company pays a cash dividend with respect to the
            ---------
Shares at any time while Common Stock Equivalents are credited to a Director's account, there shall be credited to the Director's account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Director would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Director's account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Director a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

       (e)  Shareholder Rights. A Director (or his or her designated beneficiary
            ------------------
or estate) shall not be entitled to any voting or other shareholder rights as a result of the credit of Common Stock Equivalents to the Director's account, until certificates representing Shares are delivered to the Director (or his or her designated beneficiary or estate) upon conversion of the Director's Common Stock Equivalents pursuant to Section 12(a)(ii).

   13. Transferability of Awards. Unless determined otherwise by the
       -------------------------
Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

   14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
       ------------------------------------------------------------------------
Sale.
----

       (a)  Changes in Capitalization.  Subject to any required action by the
            -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents credited to a Director's account under Section 12, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock subject to the Incentive Stock Option limit set forth in Section 3, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

       (b)  Dissolution or Liquidation. In the event of the proposed dissolution
            --------------------------
or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator may, in its discretion, provide (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable, (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated, and (iii) that any Common Stock Equivalents credited to a Director's account under Section 12 shall convert into Shares (as provided in Section 12(a)) immediately prior to the consummation of any such dissolution or liquidation. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

       (c)  Merger or Asset Sale. In the event of a merger of the Company with
            --------------------
or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for such Awards: (i) each Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; and (iii) Common Stock Equivalents credited to a Director's account under Section 12 shall convert into Shares (as provided in Section 12) immediately prior to the merger or sale of assets. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a Common Stock Equivalent converts to Shares in such event, the Administrator shall notify the Optionee at least fifteen (15) days prior to the consummation of the proposed transaction. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

   15. Date of Grant.  The date of grant of an Award shall be, for all
       -------------
purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. However, the date of grant of Common Stock Equivalents shall be determined in accordance with Section 12. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

   16. Amendment and Termination of the Plan.
       -------------------------------------

       (a)  Amendment and Termination. The Board may at any time amend, alter,
            -------------------------
suspend or terminate the Plan.

       (b)  Shareholder Approval. The Company shall obtain shareholder approval
            --------------------
of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

       (c)  Effect of Amendment or Termination. No amendment, alteration,
            ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

   17. Conditions Upon Issuance of Shares.
       ----------------------------------

       (a)  Legal Compliance. Shares shall not be issued pursuant to the
            ----------------
exercise or conversion of an Award unless the exercise or conversion of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b)  Investment Representations. As a condition to the exercise or
            --------------------------
conversion of an Award, the Company may require the person exercising or converting such Award to represent and warrant at the time of any such exercise or conversion that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

   18. Inability to Obtain Authority.  The inability of the Company to obtain
       -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   19. Reservation of Shares. The Company, during the term of this Plan, will at
       ---------------------
all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   20. Shareholder Approval.  The Plan shall be subject to approval by the
       --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                 NOVELL, INC.
                              122 East 1700 South
                               Provo, Utah 84606

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Eric E. Schmidt and Dennis
R. Raney, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Novell, Inc. to be held at the Company's Corporate Headquarters, 122 East 1700 South, Provo, Utah 84606 on Tuesday, April 11, 2000, at 2 p.m. local time and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR APPROVAL OF THE NOVELL INC. 2000 STOCK PLAN, FOR RATIFICATION OF INDEPENDENT AUDITORS, AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE BY TELEPHONE OR THE INTERNET OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side)
 -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:

1. Call toll free 1-800-840-1208 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      --

2.  Vote by the Internet at our Internet Address:http://www.eproxy.com/novl/

                                      or
                                      --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

It is not necessary to mail your proxy card if you vote by telephone or Internet.

                                  PLEASE VOTE

The Board of Directors recommends a vote FOR items 1,2 and 3
                                                               Please mark
                                                               your vote as
                                                               indicated in
                                                               this example. [ ]

1. Election of Directors-Nominees
01 Eric E. Schmidt        06 William N. Joy
02 John A. Young          07 Jack L. Messman
03 Elaine R. Bond         08 Richard L. Nolan
04 Hans-Werner Hector     09 Larry W. Sonsini
05 Reed E. Hundt

FOR               Withhold              For all
                                         Except

[ ]                 [ ]                   [ ]
------------------------------------------------------------
Except Nominee(s) written above

2. Approval of the Novell, Inc. 2000 Stock Plan.

FOR               Against               Abstain

[ ]                 [ ]                   [ ]

3. RATIFICATION of Ernst & Young LLP as independent auditors.

FOR               Against               Abstain

[ ]                 [ ]                   [ ]

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


                                             I Plan to Attend Annual Meeting [ ]


           DATED                          2000
                --------------------------

           -----------------------------------
           Signature of Shareholder(s)

           -----------------------------------
           Signature of Shareholder(s)

           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
                FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                         VOTE BY TELEPHONE OR INTERNET
                       QUICK * * * EASY * * * IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:     CALL TOLL-FREE ON A TOUCH TONE TELEPHONE 1-800-840-1208
                   ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.
                   You will be asked to enter the 11-digit Control Number located in the lower right of this form.

     Option A:     To vote as the Board of Directors recommends on ALL items, press 1. The Board recommends FOR items 1, 2 and 3.

     Option B:     If you selected to vote on each proposal separately, press 0.
                   You will hear these instructions:

                   Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

                   Proposal 2: You may make your selection at any time: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

                   Proposal 3: You may make your selection at any time: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

                   When asked, you must confirm your vote by pressing 1.

     IF NO SELECTION IS MADE, YOUR VOTES WILL BE CAST AS THE BOARD OF DIRECTORS RECOMMENDS.

VOTE BY INTERNET: THE WEB ADDRESS IS http://www.eproxy.com/novl/

                             THANK YOU FOR VOTING.